Exhibit 99

Joint Filer Information

Each of the following joint filers (each, a “Joint Filer”) has designated Morgan Stanley as the “Designated Filer” for purposes of Item 1 of the attached Form 4:

(1)           Morgan Stanley

(2)           Morgan Stanley Dean Witter Venture Partners IV, L.P. (“MSVP IV, LP”)

(3)           Morgan Stanley Dean Witter Venture Investors IV, L.P. (“MSVI IV, LP”)

(4)           Morgan Stanley Dean Witter Venture Offshore Investors IV, L.P. (“MSVOI IV, LP”)

(5)           MSDW Venture Partners IV, LLC (“MSVP IV, LLC”)

(6)           MSDW Venture Partners IV, Inc. (“MSVP IV, Inc.”)

The address of the Designated Filer is 1585 Broadway, New York, NY  10036.

The address of MSVP IV, LP, MSVI IV, LP, MSVOI IV, LP, MSVP IV, LLC and MSVP IV, Inc. is 1221 Avenue of the Americas, New York, New York 10020.

Issuer & Ticker Symbol: Constant Contact, Inc.  (CTCT)

Date of Event Requiring Statement: 10/09/2007

Signature:      /s/ Chris O’Dell
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By: Chris O’Dell, as authorized signatory for
                Morgan Stanley

Signature:       /s/ Debra Abramovitz
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By: Debra Abramovitz, as Executive Director of MSVP IV, Inc.,
Managing Member of MSVP IV, LLC, the General Partner of MSVP IV, LP,
MSVI IV LP and MSVOI IV, LP